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Exhibit #23 Consent of Independent Public Accountants

                    Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration File Number 333-95157.


Berry, Dunn, McNeil and Parker, LLP

Portland, Maine
March 27, 2001